INDEPENDENT AUDITOR'S CONSENT

We hereby consent to the use of the financial statements in the Form S-8 registration of Playandwin, Inc.

                              /s/ Merdinger, Fruchter,
                              Rosen, Corso, P.C.
                              Merdinger, Fruchter, Rosen,
                              Corso, P.C.
                              Certified Public Accountants

New York, New York
October 5, 2000